As filed with the Securities and Exchange Commission on September 17, 2025

Registration No. 333-282855

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-1

on FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

flyExclusive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-1740840
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2860 Jetport Road,

Kinston, NC 28504

Telephone: (252) 208-7715

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Thomas James Segrave, Jr.

Chief Executive Officer and Chairman

2860 Jetport Road

Kinston, North Carolina 28504

(252) 208-7715

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Donald R. Reynolds, Esq.

Alexander M. Donaldson, Esq.

Christopher P. Agoranos, Esq.

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

(919) 781-4000

Approximate date of commencement of proposed offer to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(e) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On October 28, 2024, we filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-282855), as amended on November 26, 2024 (the “Registration Statement”), which registered (i) for original issuance of up to an aggregate of 5,102,000 shares of our Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) issuable upon the conversion shares of our Series B Convertible Preferred Stock (the “Series B Preferred Stock”), and (ii) up to an aggregate of 5,000,000 shares of Class A Common Stock issuable upon the exercise of Series B warrants (the “August 2024 Warrants”) that we issued in August 2024. The Registration Statement was declared effective by the SEC on December 4, 2024.

This post-effective amendment No. 1 to Form S-1 on Form S-3 is being filed to (i) convert the Registration Statement on Form S-1 into a registration statement on Form S-3, and (ii) include an updated prospectus relating to the offering and sale of the securities available for sale under the Registration Statement. The information included in this filing amends the Registration Statement and the prospectus contained therein.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED September 17, 2025

5,102,000 SHARES OF CLASS A COMMON STOCK

UNDERLYING OUR SERIES B CONVERTIBLE PREFERRED STOCK

5,000,000 SHARES OF CLASS A COMMON STOCK UNDERLYING WARRANTS

This prospectus relates to the issuance by flyExclusive, Inc., a Delaware corporation (“flyExclusive,” the “Company,” “PubCo,” “we” or “us”), and the resale by the selling stockholders named in this prospectus (each a “Selling Stockholder” and, collectively, the “Selling Stockholders”), from time to time of (i) up to an aggregate of 5,102,000 shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) issuable upon the conversion of the outstanding shares of our Series B Convertible Preferred Stock (the “Series B Preferred Stock”), and (ii) up to an aggregate of 5,000,000 shares of Class A Common Stock issuable upon the exercise of Series B warrants that we issued in August 2024 (the “August 2024 Warrants”). The Series B Preferred Stock has a stated value of $1,000.00 per share and a conversion price of $5.00 per share of Class A Common Stock and the August 2024 Warrants have an exercise price of $0.01 per share of Class A Common Stock, both subject to adjustment.

We will receive the proceeds from any exercise of both the August 2024 Warrants for cash, but not from the resale by the Selling Stockholders of the shares of Class A Common Stock offered hereby or the shares of Class A Common Stock underlying the Series B Preferred Stock or the August 2024 Warrants.

We will bear all costs, expenses and fees in connection with the registration of the shares of Class A Common Stock. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of Class A Common Stock.

Our shares of Class A Common Stock are listed on The NYSE American LLC (“NYSE American”) under the symbol “FLYX.” On September 16, 2025, the closing sale price per share of our Class A Common Stock was $5.01.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025

i

ABOUT THIS PROSPECTUS

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of some of the documents referred to herein have been filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein and therein by reference and the additional information under the heading “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein or therein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any prospectus supplement or any sale of a security.

To the extent there are inconsistencies between this prospectus, any prospectus supplement and any documents incorporated by reference, the document with the most recent date will control.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.

Unless the context indicates otherwise, references in this prospectus to “flyExclusive”, “Company”, “we”, “us” and “our” refer to flyExclusive, Inc. and its direct and indirect subsidiaries.

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus or any prospectus supplement may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” When contained in this prospectus, the words "believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These forward-looking statements are based on information available as of the date and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should understand that the following important factors, in addition to those discussed in our periodic reports incorporated by reference in this prospectus could affect our stock price or future results and could cause those results to differ materially from those expressed in such forward-looking statements:

•
the closing of the proposed merger between a merger subsidiary established by flyExclusive and a subsidiary of Jet.AI, Inc. (the “Proposed Merger”), including the timing, the satisfaction of the closing conditions, including the Jet.AI net cash condition, and the relative ownership levels in flyExclusive as of the closing date, which will depend on Jet.AI's net cash as of the closing date;
•
the ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities;
•
our results of operations and financial condition;
•
the ability to recognize the anticipated benefits of the Proposed Merger;
•
risks that the Proposed Merger disrupts our current plans and operations and potential difficulties in employee retention as a result of the Proposed Merger;
•
costs related to being a public company;
•
limited liquidity and trading of our securities;
•
the outcome of any legal proceedings, including any legal proceedings
•
the ability to maintain the listing of our securities on the NYSE American LLC (“NYSE American”) or any other national securities exchange;
•
that the price of our securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industry in which we operate, variations in operating performance across competitors, changes in laws and regulations affecting our business and any changes in our capital structure;
•
the risks associated with our indebtedness and its potential impact on our business and financial condition;
•
the risk of downturns in the aviation industry, including due to increases in fuel costs in light of the war in Ukraine, the Israel and Hamas conflict in Gaza and other global political and economic issues;
•
a changing regulatory landscape in the highly competitive aviation industry; and
•
risks associated with the overall economy, including recent and expected future increases in interest rates and the potential for recession.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward- looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

THE COMPANY

Overview of the Business

flyExclusive is a premier owner/operator of jet aircraft to provide private jet passengers experiences dedicated to surpassing expectations for quality, convenience, and safety. flyExclusive’s mission is to be the world’s most vertically integrated private aviation company, offering a full range of industry services.

Since 2015, flyExclusive has grown from two LGM/partner owned jets to over 100 owned and leased aircraft, 14 of which are pursuant to the Volato Agreement (as defined below), and is currently the fifth largest private jet operator in the United States (based on 2024 flight hours). We operate a selected fleet of Cessna Citation, Gulfstream, HondaJet, and Challenger aircraft to service customers flying domestically and internationally. As one of the nation’s largest Citation operators, flyExclusive has curated a versatile fleet of Citation CJ3 / CJ3+, Citation Excel / XLS / XLS+, Citation Encore+, Citation Sovereign, Citation X, and Challenger 350 aircraft. The introduction of Gulfstream aircraft into flyExclusive’s fleet in 2020, opened up the opportunity for flyExclusive to expand its footprint internationally. flyExclusive’s purposeful focus on the acquisition of a limited number of manufacturers’ aircraft enables flyExclusive to operate and maintain fewer types of aircraft than most competitors. Our maintenance crews are more efficient given the recurrent nature of their work, which in turn improves dispatch availability of our fleet.

Operations are centered at flyExclusive’s corporate headquarters in Kinston, North Carolina. Located within the North Carolina Global TransPark (NCGTP), flyExclusive leases 145,000 square feet of office and hangar space from the NCGTP’s 2,500-acre multimodal industrial park, which boasts an 11,500-foot runway. Kinston is within two hours of approximately 70% of flyExclusive flights. So, our location is ideal for organizational synergy and for cost-effective, strategic growth.

In the second half of 2020, flyExclusive launched its jet club, which earned the Robb Report’s “Best of the Best” in 2022. With its efficient pricing model and bespoke, customer-centered approach, the jet club has experienced significant growth, offering multi-tiered membership options.

Consistent with flyExclusive's vertical integration mission in the private aviation industry, flyExclusive officially launched its Maintenance, Repair, and Overhaul (“MRO”) operation in the third quarter of 2021, offering interior and exterior refurbishment services to third parties in addition to maintaining its own fleet. flyExclusive began installing avionics in its mid-size fleet in second quarter of 2022. This significantly reduced aircraft-on-ground due to avionics-related issues, which was the primary reason for grounded aircraft. flyExclusive plans to install avionics in its entire fleet on an as-needed basis.

Management’s vision for a capital-efficient, asset-light channel to complete customer offerings became a reality in the second quarter of 2022 with the introduction of flyExclusive’s fractional ownership program. Fractional members purchase or place a deposit towards a fractional share and have immediate access to flyExclusive’s light, mid, and super-mid fleets through separate operating deposits. Under the fractional program flyExclusive realizes a profit on the sale, amortized over the life of the contract, while maintaining control of the aircraft and providing a superior customer experience with no monthly management fees, no blackout dates, and minimal peak days.

With the introduction of the fractional program in the second quarter of 2022, flyExclusive ordered five CJ3+ aircraft from Textron Aviation with options to purchase up to 25 additional CJ3+. Following that, in the fourth quarter of 2022, flyExclusive entered into an aircraft purchase agreement to purchase up to 14 additional aircraft, expanding flyExclusive’s order into the mid and super-mid aircraft categories, anticipating delivery from 2024 to 2027. All of these aircraft are expected to be operated under flyExclusive’s fractional ownership program. Also, in the third quarter of 2022, flyExclusive opened a new 48,000 square foot hangar, dedicated to its growing MRO division, that substantially expanded its avionics, maintenance, paint, and interior work.

On September 2, 2024, the Company entered into an Aircraft Management Services Agreement (the “Volato Agreement”) with Volato Group, Inc. (“Volato”), the largest HondaJet operator in the United States. Pursuant to the Volato Agreement, Volato engaged the Company as an independent contractor to provide certain aircraft management services and agreed that the Company will be the exclusive provider of such services to Volato. Under the terms of the Volato agreement, the Company will manage flight operations, sales, and expenses of Volato’s fleet.

flyExclusive’s Values:

The culture at flyExclusive is based on a commitment to safety that permeates flyExclusive's values:

1.
Safety First – flyExclusive is committed to delivering safety beyond the industry standard, with conscientious crew training, meticulous jet maintenance, and third-party safety consultant verification, operating an Aviation Research Group United States (“ARGUS”) Platinum Rated fleet and exceeding all FAA standards.
2.
Minutes Matter – flyExclusive demands safety, efficiency, cost control, and accuracy throughout all operations, with a dedicated focus on making employee minutes matter to make moments matter for customers.
3.
Team of Humble Professionals – Professionals at flyExclusive use decades of flying experience, private aviation industry knowledge, and fleet logistics expertise to deliver premium experiences for customers. flyExclusive teams strive to collaborate and communicate effectively and efficiently; our success is attributable to all department levels from support to management.
4.
Winning Attitude – Within the private aviation competitive space, flyExclusive continuously pursues excellence through hard work, hustle, and a commitment to achieve with an “all-in,” winning attitude.
5.
Part of a Larger Cause – flyExclusive dedicates time, talents, and resources to provide relief to a variety of local, regional, and national organizations. flyExclusive professionals deliver premium experiences not only to customers, but also to neighbors and communities in need.

Strategy

flyExclusive’s vertical integration mission is to strategically grow into a full-service private aviation company with essentially all its operations based in Kinston, North Carolina. Key initiatives include the following:

1.
Program Growth – flyExclusive maintains an industry-leading private aviation platform with 98%+ of customers’ flights fulfilled by the flyExclusive fleet. Affiliate lift is an expensive solution to aircraft availability in the private jet charter industry. Most operators are unable to fulfill their demand using their fleets alone, so they must outsource flights to a third party, which can be costly. flyExclusive has had very little affiliate lift (less than 2%) since we maximize efficiency around scheduling – requiring 4 or 5 days of advance trip notice instead of hours as do many of our competitors. Our customers can still schedule with only a few hours’ notice, but they pay a premium to do so.
2.
Aircraft Control – With the introduction of fractional ownership and continued development of the jet club and its unique, industry-leading pricing model, flyExclusive can meet a variety of customer needs using capital-efficient programs.
3.
Dispatch Availability – In 2021, flyExclusive opened an MRO facility to paint, refurbish, and maintain aircraft. The MRO initiative addresses consistent maintenance shortages industry-wide caused by high demand, and flyExclusive has modeled a transition from approximately 20% in-house maintenance to a targeted 80% in-house maintenance. Currently, flyExclusive’s MRO facility handles approximately 50% of aircraft maintenance in-house, including 10% dedicated to refurbishments focused on Wi-Fi and Avionics upgrades. Efforts are ongoing to increase in-house capacity to the target of 80%. This continued push to expand in-house capabilities aims to further improve reliability, and efficiency, and substantially reduces costs while providing new revenue streams from third parties for future growth.
4.
Modernized Fleet – With an on-site paint facility and refurbishment center, flyExclusive works to ensure a modernized, uniform exterior and interior of its aircraft, providing customers a better overall experience on a consistently branded and upgraded aircraft. flyExclusive controls the entire customer experience with our consistent brand of jets, exteriors, interiors, and pilots.

5.
In-House Pilot Training – On-campus pilot training and new simulator facilities are meant to ensure the timing and availability of both new pilot hires and recurring training. While our competitors are subject to third-party availability for training classes, we will be in control of our training program and expect it to produce consistent, reliable results, aimed to remove what we believe is the greatest bottleneck to growth within the aviation industry, resulting in faster on-boarding of pilots by reducing training wait times and lowering costs.

flyExclusive’s charter business has evolved from primarily ad hoc non-contractual wholesale business prior to 2020 to a focus on serving retail customers. flyExclusive’s wholesale and retail ad hoc customers are non-contractual and have decreased as a percentage of total charter revenue with the increase of flyExclusive’s jet club, Fractional, and Partner contracts. The evolution of flyExclusive’s charter business from non-contractual wholesale operations to servicing contractual retail customers provides flyExclusive with significant customer and revenue visibility.

Most flight revenue is pre-paid and is recognized upon completion of the flight. Contractual programs outline pricing premiums for peak and high demand days, and for reservation notices within the agreed to number of days.

flyExclusive’s required flight notice periods for contractual members and partners are purposefully designed to be longer in length than industry standards. The increased notice period allows flyExclusive to dispatch its aircraft more efficiently. Flights are scheduled logistically according to geographical location to minimize repositioning of aircraft and maximize revenue-producing legs. flyExclusive leverages this multi-day lead time to optimize scheduling, reduce the need to use third-party affiliate aircraft, and maintain a lean customer-to-aircraft ratio. We fly 98%+ of our customers on the flyExclusive fleet, establishing what we believe is the industry-leading customer experience.

Competitive Advantages and Strengths

We believe flyExclusive has an optimal business model that differentiates flyExclusive from its competitors. The following points outline management’s view on flyExclusive’s key competitive advantages and strengths:

1.
Asset Growth – flyExclusive focuses on aircraft acquisition versus operator acquisition. With the launching of the fractional program in 2022 and signing the Textron aircraft acquisition agreement, as well as the expansion of the Challenger 350 fleet that began in 2023, flyExclusive plans to expand its fleet with brand new aircraft that are fully leased and purchased at the end of the lease. The repurchase opens a second opportunity to sell the aircraft to owners/partners. flyExclusive also plans to continue acquiring used aircraft that can be fully renovated with our value-add process, and then sold to owners/partners at market rates. These dual channels will maximize our consistent, organic growth.
2.
Customer Fulfillment – 98%+ of our customers fly on flyExclusive’s fleet, avoiding the need for us to rely on third-party operators to fulfill demand. flyExclusive maintains a sharp focus on managing a lean customer-to-aircraft ratio, which contributes to operational efficiencies and what we believe is an industry-leading customer experience.
3.
Operational Profitability – flyExclusive invests heavily in aircraft, infrastructure, technology, and people to deliver a premium experience for customers, while executing with efficient operations to drive consistent operational profitability.
4.
Aircraft Control – With a mix of owned and leased aircraft in its fleet, flyExclusive structures partnerships to maintain operational control of its aircraft. We operate our “floating fleet” to minimize non-revenue producing flights. flyExclusive’s dispatch availability metric is not dependent on other operators’ fleets to fulfill customer flight demand.
5.
Customer Experience – When a customer flies with flyExclusive, they can depend on its jets, pilots, interiors, and exteriors to ensure a leading customer experience. Our proprietary customer and pilot apps are designed to ensure the customers’ experience is as convenient and flawless as possible.
6.
Customer/Jet Ratio – flyExclusive maintains the lowest customer-to-aircraft ratio among its direct competitors. This number is key to the success of the business as flyExclusive’s leadership is able to use and forecast membership growth to plan aircraft acquisition with foresight into capacity. This stands in clear opposition to our competitors who are regularly challenged to fulfill over-committed demand with flights on third-party aircraft.

7.
Maintenance / Refurbishment – With the launch of its MRO operations, flyExclusive is able to transition to a higher percentage of in-house maintenance as opposed to relying on third parties for more costly work and extended wait times. Our MRO operations also provide a revenue stream from third-party fleet operators. Our in-house refurbishment capabilities offer a value-add opportunity for used aircraft purchased, added to the fleet and then sold to our partner/owners.
8.
Jet Branding – flyExclusive’s aggressive branding campaign to refurbish its entire fleet shows a commitment to providing a reliable and enhanced experience for customers who show appreciation with positive feedback, continued business, and referrals.
9.
Location – Headquartered in Kinston, North Carolina, the cost of flyExclusive’s geographical footprint, labor, and overall operations are lower than competitors who maintain fragmented locations in higher-cost areas. flyExclusive’s position on the vast acreage at the NCGTP allows not only for cost efficiency, but also for organizational synergy and the opportunity for additional strategic infrastructure projects to continue flyExclusive’s vertical integration mission within the private aviation industry.
10.
Spend – flyExclusive spends money on its fleet, customers, and IT initiatives dedicated to improving the private jet experience. Sales are largely generated based on referrals, and flyExclusive’s marketing budget is lean and not spent on brand or “sizzle” in comparison to other competitors in the industry.
11.
Lead Time – four-to-five-day lead times are contractual among flyExclusive’s partners, jet club, and fractional members. flyExclusive leverages this opportunity to position its fleet according to geographical location, maintenance, and crew availability to meet demand and optimize dispatch availability. Wholesale and ad hoc retail bookings are scheduled based on the same qualifications, but with advance notice that flyExclusive uses to backfill demand at higher rates as opposed to competitors who may be challenged to fulfill trips within hours of notice.
12.
Pilot Training – Private aviation consistently views pilot hiring as one of the biggest bottlenecks to the industry, whereas flyExclusive management maintains that outsourcing pilot training is the largest hurdle. When pilots are hired, they onboard and often wait for weeks before they are able to train and fly. In 2023 flyExclusive determined to bring the majority of its training in-house with a new facility and simulators. The Company expects to break ground on the new facility in 2025. This strategic initiative is expected to result in cost savings and efficient scheduling with minimal delay, contributing to more uptime for our aircraft and increased dispatch availability.

We were formed as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities. As such, we were a blank check company. On December 27, 2023, we merged with LGM Enterprises, LLC, a North Carolina limited liability company (“LGM”). LGM was formed on October 3, 2011. LGM became fully operational in April of 2015 upon the expiration of the non-compete agreement between our Chief Executive Officer, James Segrave, Jr. and Delta Airlines. flyExclusive is a premier owner/operator of jet aircraft to provide private jet passengers experiences dedicated to surpassing expectations for quality, convenience, and safety. Our subsidiary, Exclusive Jets, LLC, was formed as a limited liability company in North Carolina on June 4, 2013.

Our address is 2860 Jetport Road, Kinston, North Carolina 28504 and our telephone is (252) 208-7715.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should consider carefully the risks and uncertainties described below and in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with SEC on March 24, 2025, and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2025, as filed with the SEC on May 13, 2025, both of which are incorporated in this prospectus by reference in their entirety, as well as in subsequently filed SEC reports and any prospectus supplement, together with all of the other information included in this prospectus. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment. Please also refer to the section entitled “Special Note Regarding Forward-Looking Statements.”

The issuance of shares of our Class A Common Stock upon the closing of the Proposed Merger of FlyX Merger Sub, Inc. and Jet.AI Merger Sub will dilute your ownership.

The issuance of shares of our Class A Common Stock upon the closing of the Proposed Merger will cause dilution to the ownership of our then existing holders of Class A Common Stock. The number of shares to be issued to Jet.AI stockholders at closing will be based on the closing exchange ratio set out in the merger agreement which will be based on, in part, SpinCo’s net cash at closing and the volume weighted average closing sale price of flyExclusive’s Class A Common Stock for the 30 trading days ending three days prior to the closing date, subject to certain adjustments. Assuming that SpinCo’s net cash at closing is $12,000,000 and that the volume weighted average closing sale price of flyExclusive’s Class A Common Stock for the 30 trading days ending 3 days prior to the closing date is $5.01 per share, which was the closing sale price on September 16, 2025, we would expect to issue an aggregate of 2,754,491 shares of our Class A Common Stock. The actual amount of shares issued will depend on the Class A Common Stock price and SpinCo’s net cash, which could result in fewer or more shares being issued.

We do not expect to declare any dividends in the foreseeable future.

We do not anticipate declaring any cash dividends to holders of our Class A Common Stock in the foreseeable future. Consequently, investors may need to rely on sales of their shares of our Class A Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

Substantial future sales of our Class A Common Stock by existing stockholders could cause the market price of our Class A Common Stock to decline.

In addition to the 10,102,000 shares of Class A Common Stock registered under the registration statement of which this prospectus is a part, we are required to register an aggregate of 86,441,976 shares of our Class A Common Stock for resale by existing stockholders that represent approximately 78% of our total shares of Class A Common Stock outstanding on a fully diluted basis as of August 31, 2025 (without including shares of our Class A Common Stock offered for sale by this prospectus), including shares owned by Segrave Jr., our CEO and Chairman, and EG Sponsor LLC. To date, we have filed a registration statement to register, an aggregate of 82,328,476 shares of our Class A Common Stock for resale. When the shares of our Class A Common Stock that are offered by this prospectus are included with the 82,328,476 shares covered by the above-referenced registration statement, all shares of our Class A Common Stock that could be sold by existing stockholders, including shares owned by Segrave Jr., our CEO and Chairman, and EG Sponsor LLC, those shares of Class A Common Stock represent approximately 79% of our total shares of Class A Common Stock outstanding on a fully diluted basis as of August 31, 2025. When the shares of our Class A Common Stock that are offered by this prospectus are included with (i) the shares covered by the above-referenced registration statement for 82,328,476 shares of our Class A common stock and (ii) the 4,113,500 shares of our Class A common stock for which we intend to file a registration statement in the future, all shares of our Class A Common Stock that could be sold by existing stockholders, including shares owned by Segrave Jr., our CEO and Chairman, and EG Sponsor LLC, those shares of Class A Common Stock represent approximately 79% of our total shares of Class A Common Stock outstanding on a fully diluted basis as of August 31, 2025, including shares owned by Segrave Jr., our CEO and Chairman, and EG Sponsor LLC. There are no lock-up restrictions on the shares of Class A Common Stock offered by this prospectus, including shares offered by EG Sponsor LLC. While there are no lock-up restrictions on the shares of Class A Common Stock offered by this prospectus, the 82,328,476 shares of Class A Common Stock covered by the above referenced registration statement or the 4,113,500 shares of Class A Common Stock to be registered in the future, 5,947,400 of the shares beneficially owned and offered by the selling stockholders currently and in the future are issuable upon the conversion of shares of Series B Preferred Stock, which are not convertible until the earlier of December 31, 2025, or the closing of a subsequent capital raise in an amount not less than $25,000,000.

After the respective registration statement for the resale of such shares is effective and until such time that it is no longer effective, the resale of these securities will be permitted pursuant to that registration statement. The resale, or expected or potential resale, of a substantial number of our shares of Class A Common Stock in the public market could adversely affect the market price for our Class A Common Stock and make it more difficult for you to sell your shares of Class A Common Stock at such times and at such prices that you deem desirable. Furthermore, we expect that because of the large number of securities registered pursuant to each registration statement, those existing selling stockholders will continue to offer the securities covered by the registration statement for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to either registration statement may continue for an extended period of time. In addition, the market reaction to such sales of our Class A Common Stock could also negatively affect the price of our publicly traded warrants.

USE OF PROCEEDS

All of the shares of Class A Common Stock that are being offered for resale by the Selling Stockholders will be sold for their respective accounts. As a result, all proceeds from such sales will go to the Selling Stockholders and we will not receive any proceeds from the resale of those shares of Class A Common Stock by the Selling Stockholders.

We may receive up to a total of $50,000 in gross proceeds if all of the August 2024 Warrants are exercised hereunder for cash. However, as we are unable to predict the timing or amount of potential exercises of those warrants, we have not allocated any proceeds of such exercises to any particular purpose. Accordingly, all such proceeds are allocated to working capital. Pursuant to conditions set forth in the warrants, the warrants are exercisable under certain circumstances on a cashless basis, and should a Selling Stockholder elect to exercise on a cashless basis we will not receive any proceeds upon the cashless exercise of a warrant.

The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Stockholders in disposing of their shares of Class A Common Stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE American listing fees and fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material terms of our Class A Common Stock as of the date of this prospectus. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our Second Amended and Restated Certificate of Incorporation, as amended (the “Charter”), and our Bylaws, as may be amended (the “Bylaws”), and to the provisions of applicable Delaware law.

Authorized and Outstanding Capital Stock

Our Charter authorizes the issuance of 325,000,000 shares, of which 200,000,000 shares are shares of Class A Common Stock, par value $0.0001 per share, 100,000,000 shares are shares of Class B Common Stock, par value $0.0001 per share, and 25,000,000 shares are shares of preferred stock, par value $0.0001 per share. We have authorized the issuance of 25,000 shares of Series A Preferred Stock and 29,737 shares of Series B Preferred Stock.

The number of authorized shares of Class A Common Stock will automatically increase by the number of shares of Class A Common Stock issuable upon (x) the exchange of all outstanding common units (“LGM Common Units”) of LGM Enterprises, LLC, a North Carolina limited liability company (“LGM”), for Class A Common Stock, as a result of redemptions pursuant to the applicable provisions of Article 11 of the Amended and Restated Operating Agreement of LGM (including for this purpose any Class A Common Stock issuable upon the exercise of any options, warrants or similar rights to acquire Class A Common Stock) and (y) in connection with the exercise of all outstanding options, warrants, exchange rights (other than redemptions pursuant to clause (x)), conversion rights or similar rights for Class A Common Stock. The number of authorized shares of Class B Common Stock will automatically increase by the number of shares of Class B Common Stock issuable upon the exercise of all outstanding options, warrants, exchange rights, conversion rights or similar rights for Class B Common Stock. LGM is the wholly owned subsidiary of flyExclusive.

As of August 31, 2025, there were 20,199,586 shares of Class A Common Stock, publicly traded warrants to purchase 2,519,869 shares of Class A Common Stock, private placement warrants to purchase 4,333,333 shares of Class A Common Stock and 59,930,000 shares of Class B Common Stock issued and outstanding, and 59,930,000 LGM Common Units issued and outstanding (excluding LGM Common Units held by our Company), 25,000 shares of Series A Preferred Stock outstanding and 29,737 shares of Series B Preferred Stock outstanding.

Common Stock

Voting

Pursuant to our Charter, holders of Class A Common Stock and Class B Common Stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by applicable law. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval.

Notwithstanding such voting rights, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to our Charter (including any certificate of designation filed with respect to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to our Charter (including any certificate of designation filed with respect to any series of preferred stock).

Dividends

The holders of Class A Common Stock are entitled to receive dividends, as and if declared by our Board out of legally available funds. With respect to stock dividends, holders of Class A Common Stock must receive Class A Common Stock.

The holders of Class B Common Stock will not have any right to receive dividends other than stock dividends (as described in (A) below) consisting of shares of Class B Common Stock, in each case paid proportionally with respect to each outstanding share of Class B Common Stock.

In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization (each, a “Stock Adjustment”) be declared or made on any class of Common Stock unless a corresponding Stock Adjustment for all other classes of Common Stock at the time outstanding is made in the same proportion and the same manner (unless the holders of shares representing a majority of the voting power of any such other class of Common Stock (voting separately as a single class) waive such requirement in advance and in writing, in which event no such Stock Adjustment need be made for such other class of Common Stock). Notwithstanding such prohibition, we may (A) declare a stock dividend on the Class A Common Stock only in the event that such stock dividend is made in connection with the issuance of LGM Common Units by LGM to us in exchange for additional capital contributions made by us to LGM, and (B) declare a stock split or stock dividend in connection with the repurchase of shares of Class A Common Stock such that after giving effect to such repurchase and subsequent stock split or stock dividend there shall be outstanding an equal number of shares of Class A Common Stock as were outstanding prior to such repurchase and subsequent stock split or stock dividend, in each of case (A) and (B), without any corresponding Stock Adjustment to the other classes of Common Stock.

Liquidation or Dissolution

Upon our liquidation or dissolution, the holders of all classes of Common Stock are entitled to their respective par value, and the holders of Class A Common Stock will then be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of Class B Common Stock will not have any right to receive a distribution upon a liquidation or dissolution of the Company.

Redemption, Transferability and Exchange

Subject to the terms of our Charter, the members of LGM (other than our Company) may from time to time cause LGM to redeem any or all of their LGM Common Units in exchange for, at our election (subject to certain exceptions), either cash (based on the market price for a share of the Class A Common Stock) (the “Existing Equityholder Cash Out”) or shares of Class A Common Stock in an amount equal to the number of LGM Common Units being redeemed (the “Existing Equityholder Share Settlement”). At our election, such transaction may be effectuated via a direct exchange of Class A Common Stock or cash by our Company for the redeemed LGM Common Units (an “Existing Equityholder Direct Exchange”).

Our Charter provides that (a) if a holder of Class B Common Stock exercises either the Existing Equityholder Cash Out, or the Existing Equityholder Share Settlement or Existing Equityholder Direct Exchange, then the number of shares of Class B Common Stock held by such holder equal to the number of LGM Common Units so redeemed, cashed out or exchanged will automatically be cancelled by the Company for no consideration.

We may not issue Class B Common Stock such that after the issuance of Class B Common Stock the holder of such stock does not hold an identical number of LGM Common Units, as applicable, and shares of Class B Common Stock.

A holder of Class B Common Stock may transfer or assign shares of Class B Common Stock (or any legal or beneficial interest in such shares) (directly or indirectly, including by operation of law) only to a Permitted Transferee (as defined in the Operating Agreement) of such holder, and only if such holder also simultaneously transfers an equal number of such holder’s LGM Common Units to such Permitted Transferee in compliance with the Operating Agreement. Any purported transfer of shares of Class B Common Stock in violation of the preceding sentence shall be null and void and shall not be recognized by our Company, our Company’s transfer agent or the Secretary of our Company.

In the event that a share of Class A Common Stock is issued as a result of any redemption or Existing Equityholder Direct Exchange of a LGM Common Units outstanding as of the effective date of the Operating Agreement, a share of Class B Common Stock held by the holder of such LGM Common Units in its sole discretion will automatically and without further action on the part of our Company or the holder thereof be transferred to our Company for no consideration and thereupon we shall promptly take all necessary action to cause such share to be retired, and such share thereafter may not be reissued by us.

Other Provisions

None of the Class A Common Stock or Class B Common Stock has any pre-emptive or other subscription rights.

Preferred Stock

We are authorized to issue up to 25,000,000 shares of preferred stock. Our Board will be authorized, subject to limitations prescribed by Delaware law and our Charter, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences and rights of the shares. Our Board also will be authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of the holders of Class A Common Stock and Class B Common Stock, which could have a negative impact on the market price of the Class A Common Stock.

Listing of Class A Common Stock and Warrants

Our shares of Class A Common Stock are listed on NYSE American under the symbol “FLYX.” On September 16, 2025, the closing sale price per share of our Class A Common Stock was $5.01. Our public warrants are listed on NYSE American under the symbol “FLYX WS.” On September 16, 2025, the closing price of our publicly traded warrants was $0.27.

Transfer Agent

The transfer agent for our Class A Common Stock is Continental Stock Transfer & Trust Company. Each person investing in our Class A Common Stock held through The Depository Trust Company must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of our Class A Common Stock.

We have listed shares of our Common Stock in registered form and such shares, through the transfer agent, will not be certificated. We have appointed Continental Stock Transfer & Trust Company as our agent in New York to maintain our stockholders’ register on behalf of our Board of Directors and to act as transfer agent and registrar for our Class A Common Stock. Shares of our Class A Common Stock are traded on NYSE American in book- entry form.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time of (i) up to an aggregate of 5,102,000 shares of our Class A Common Stock issuable upon the conversion of the Series B Preferred Shares, and (ii) 5,000,000 shares of Class A Common Stock issuable upon the exercise of the August 2024 Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interest in the Class A Common Stock other than through a public sale.

The following table sets forth, as of August 31, 2025, the names of the Selling Stockholders, and the aggregate number of shares of Class A Common Stock that the Selling Stockholders may offer pursuant to this prospectus.

Unless set forth in this section or under “Certain Relationships and Related Transactions, and Director Independence” in the Company’s 2024 Form 10-K and any disclosure under a similar heading in the documents incorporated by reference in this prospectus, to our knowledge, none of the selling stockholders have, or within the past three years have had, any material relationship with us or with any of our predecessors or affiliates.

	Before the Offering		After the Offering
	Number of Share of Class A Common Stock	Number of Shares of Class A Common Stock Being Offered	Number of Share of Class A Common Stock	Percentage of Outstanding Shares of Class A Common Stock(3)	Class B Common Stock		Combined Voting Power(3)
Name of Selling Stockholder					Number	%
EG Sponsor LLC(1)	14,092,233	2,020,400	12,071,833	12.9%	—	—%	12.9%
EnTrust Emerald (Cayman) LP(2)	13,599,408	8,081,600	5,517,808	5.9%	—	—%	5.9%

(1)
EnTrust Global Management GP LLC is the managing member of the Sponsor and as such has voting and investment discretion with respect to the Class A Common Stock held of record by the Sponsor and may be deemed to have shared beneficial ownership (along with EnTrust Global Management GP LLC, GH Onshore GP LLC and our Sponsor) of the Class A Common Stock held directly by the Sponsor. Gregg Hymowitz, one of our directors, is the sole and managing member of GH Onshore GP LLC, which is the managing member of EnTrust Global Management GP LLC, and as a result, may be deemed to have shared beneficial ownership of the common stock held directly by the Sponsor. Each of EnTrust Global Partners Offshore LP, EnTrust Global Group LLC, EnTrust Global LLC, GH EP Holdings LLC and Gregg Hymowitz disclaims beneficial ownership of such securities except to the extent of its or his pecuniary interest therein. An affiliate of GMF Capital has an approximately 50% membership interest in the Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The address of EG Sponsor LLC is c/o EnTrust Global, 375 Park Avenue, 24 Floor, New York, NY 10152. Includes 2,268,100 shares of Class A common stock issuable upon the exercise of the August 2024 and March 2025 Warrants. Includes 1,865,800 shares of Class A Common Stock issuable upon the conversion of 9,329 shares of Series B Preferred Stock, but which conversion cannot occur until the earlier of December 31, 2025, or the closing of a subsequent capital raise in an amount not less than $25,000,000.
(2)
Gregg Hymowitz, one of our directors, serves as the Founder and Chief Executive Officer of EnTrust Global, an affiliate of which serves as the general partner of EnTrust Emerald (Cayman) LP, and may be deemed to be the beneficial owner of such shares held by EnTrust Emerald (Cayman) LP. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The address of EnTrust Emerald (Cayman) LP is c/o EnTrust Global, 375 Park Avenue, 24 Floor, New York, NY 10152. Includes 4,000,000 shares of Class A Common Stock issuable upon the exercise of the August 2024 Warrants. Includes 4,081,600 shares of Class A Common Stock issuable upon the conversion of 20,408 shares of Series B Preferred Stock, but which conversion cannot occur until the earlier of December 31, 2025, or the closing of a subsequent capital raise in an amount not less than $25,000,000.
(3)
Pursuant to Rule 13d-3, the percentage of ownership excludes 5,947,400 shares issuable upon the conversion of Series B Preferred Stock because such shares are not convertible until the earlier of December 31, 2025, or the closing of a subsequent capital raise in an amount not less than $25,000,000.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of Class A Common Stock.

Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares of Class A Common Stock registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares of Class A Common Stock in this offering. See “Plan of Distribution.”

PLAN OF DISTRIBUTION

The Selling Stockholders, which, as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our Class A Common Stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of their shares of Class A Common Stock on any stock exchange, market or trading facility on which shares of our Class A Common Stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of their shares of Class A Common Stock:

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•
one or more underwritten offerings;
•
block trades in which the broker-dealer will attempt to sell the shares of Class A Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•
purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;
•
an exchange distribution in accordance with the rules of the applicable exchange;
•
privately negotiated transactions;
•
distributions to their members, partners or shareholders;
•
short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;
•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•
in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;
•
in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•
directly to one or more purchasers;
•
through agents;
•
broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares of Class A Common Stock at a stipulated price per share;
•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•
any other method permitted by applicable law; and
•
a combination of any such methods of sale.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some shares of our Class A Common Stock owned by them and, if a Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Class A Common Stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling

Stockholders to include the pledgee, transferee or other successors in interest as the Selling Stockholders under this prospectus. The Selling Stockholders also may transfer shares of our Class A Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our Class A Common Stock, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Class A Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Class A Common Stock short and deliver these securities to close out their short positions, or loan or pledge shares of our Class A Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Class A Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of shares of our Class A Common Stock offered by them will be the purchase price of such shares of our Class A Common Stock less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our Class A Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Stockholders.

The Selling Stockholders also may in the future resell a portion of our Class A Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Any discounts, commissions, concessions or profit they earn on any resale of shares of our Class A Common Stock may be underwriting discounts and commissions under the Securities Act. If any Selling Stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our Class A Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of shares of our Class A Common Stock offered by the Selling Stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Class A Common Stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A Common Stock by bidding for or purchasing shares of Class A Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Class A Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the Securities Subscription Purchase Agreement, dated as of August 8, 2024, among us and the Selling Stockholders, we have agreed to indemnify the Selling Stockholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Stockholders may be required to make with respect thereto.

We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement, Rule 144 under the Securities Act or another available exemption under the Securities Act. We have agreed to pay all expenses in connection with the registration of shares of our Class A Common Stock to be offered in this offering, including the legal expenses of the Selling Stockholders. The Selling Stockholders will pay, on a pro rata basis, any fees, discounts, selling commission and stock transfer taxes relating to their offer and sale of the Class A Common Shares hereunder.

Selling Stockholders may use this prospectus in connection with resales of shares of our Class A Common Stock. This prospectus and any accompanying prospectus supplement will identify the Selling Stockholders, the terms of our Class A Common Stock and any material relationships between us and the Selling Stockholders. Selling Stockholders may be deemed to be underwriters under the Securities Act in connection with shares of our Class A Common Stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Stockholders will receive all the net proceeds from the resale of shares of our Class A Common Stock.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina.

EXPERTS

The consolidated financial statements of flyExclusive, Inc. as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024 incorporated in this Prospectus by reference from the flyExclusive, Inc. Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by Elliott Davis, PLLC, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and reference is made to the actual documents for complete information. Copies of all or any part of the registration statement, including the documents incorporated therein by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find Additional Information.” The documents we are incorporating by reference into this prospectus are:

•
the description of our common stock contained in our Registration Statement on Form 8-A, filed on December 27, 2023;
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC pursuant to Section 13 of the Exchange Act on March 24, 2025;
•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC pursuant to Section 13 of the Exchange Act on May 13, 2025 and August 13, 2025, respectively;
•
our Current Reports on Form 8-K, filed with the SEC pursuant to Section 13 of the Exchange Act on February 19, March 11, May 6, July 28, July 30, and September 15, 2025; and
•
our definitive proxy statement on Schedule 14A for the annual meeting of stockholders held on December 2, 2024, filed with the SEC pursuant to Section 14 of the Exchange Act on October 23, 2024.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date any offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus, provided that that we are not incorporating by reference any information furnished to, but not filed with, the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in the registration statement and this prospectus, including exhibits to these documents. You should direct any requests for documents to flyExclusive, Inc., Attention: Secretary, 2860 Jetport Road, Kinston, North Carolina 28504, (252) 208-7715.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the securities being registered hereby.

Securities and Exchange Commission registration fee	$3,821.00
Accounting fees and expenses	50,000.00	*
Legal fees and expenses	50,000.00	*
Financial printing and miscellaneous expenses	30,000.00	*
Total	$133,821.00

* These fees are estimates and accordingly are subject to change.

Item 15. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our Charter limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board of Directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 16. Exhibits and Financial Statement Schedules.

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

EXHIBIT NO.	DESCRIPTION	FILED HEREWITH	FORM	EXHIBIT	FILING DATE

2.1*	Equity Purchase Agreement, dated as of October 17, 2022, by and among LGM Enterprises LLC, EGA Acquisition Corp., EG Sponsor LLC, the Existing Equityholder Representative and the Existing Equityholders listed on Annex A thereto.		8-K	2.1	10/18/2022
2.2	Amendment No. 1 to Equity Purchase Agreement, dated as of April 21, 2023, by and among LGM Enterprises, LLC, EG Acquisition Corp. and the LGM Existing Equityholders listed on Annex A of the Equity Purchase Agreement.		8-K	2.1	4/21/2023
2.3	Amended and Restated Agreement and Plan of Merger and Reorganization, dated May 6, 2025, by and among flyExclusive, Inc., FLYX Merger Sub, Jet.AI Inc. and Jet.AI SpinCo, Inc.		8-K	10.1	5/6/2025
2.4	Amendment No. 1 dated July 30, 2025, to Amended and Restated Agreement and Plan of Merger and Reorganization, dated May 6, 2025, by and among flyExclusive, Inc., FlyX MergerSub, Inc., Jet.AI Inc. and Jet.AI SpinCo, Inc.		8-K	10.1	7/30/2025
3.1	Second Amended and Restated Certificate of Incorporation of EG Acquisition Corp.		8-K	3.1	1/3/2024
3.2	Bylaws of flyExclusive, Inc.		8-K	3.2	1/3/2024
3.3	Certificate of Designation of Series A Non- Convertible Redeemable Preferred Stock, filed with the Delaware Secretary of State on March 4, 2024		8-K	3.1	3/7/2024
3.4	Certificate of Designation of Series B Convertible Preferred Stock, filed with the Delaware Secretary of State on August 8, 2024.		8-K	3.1	8/12/2024
3.5	Certificate of Amendment to Certificate of Designation of Series B Convertible Preferred Stock, filed with the Delaware Secretary of State on March 21, 2025.		10-K	3.5	3/24/2025
4.1	Warrant Agreement, dated May 25, 2021, between EG Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent.		8-K	4.1	6/1/2021
4.2	Form of Warrant issued March 4, 2024.		8-K	4.1	3/7/2024
4.3	Description of Capital Stock.		10-K	4.3	5/1/2024
4.4	Form of Warrant issued in August 2024.		8-K	4.1	8/12/2024
5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.		S-1	5.1	10/28/2024

EXHIBIT NO.	DESCRIPTION	FILED HEREWITH	FORM	EXHIBIT	FILING DATE

16.1	Letter from Marcum LLP to the Securities and Exchange Commission, dated January 3, 2024.		8-K	16.1	1/3/2024
21.1	List of Subsidiaries.		10-K	21.1	5/01/2024
23.1	Consent of Elliott Davis, PLLC.	X
23.2	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1)		S-1	23.2	10/28/2024
24.1	Power of Attorney (included on signature page to this Registration Statement on Form S-1).		S-1	24.1	10/28/2024
25.1+	Statement of Eligibility of Trustee.
107	Filing fee table.		S-1	107	10/28/2024

* To be filed, if necessary, by amendment to the registration statement or as an exhibit to a report filed under the Exchange Act and incorporated by reference herein.

+ To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1929, as amended.

Item 17. Undertakings.

(a)
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
[RESERVED]
(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(ii)
[E]ach prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(i)
The undersigned registrant hereby undertakes that:
(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and
(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kinston, North Carolina, on September 17, 2025.

flyExclusive, Inc.

By:	/s/ Thomas James Segrave, Jr.
Name:	Thomas James Segrave, Jr.
Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas James Segrave, Jr.	Chief Executive Officer and Chairman	September 17, 2025
Thomas James Segrave, Jr.	(Principal Executive Officer)

/s/ Bradley G. Garner	Chief Financial Officer	September 17, 2025
Bradley G. Garner	(Principal Financial Officer)

/s/ Zachary M. Nichols	Chief Accounting Officer	September 17, 2025
Zachary M. Nichols

*	Director	September 17, 2025
Gary Fegel

	Director	September 17, 2025
Gregg S. Hymowitz

*	Director	September 17, 2025
Michael S. Fox

*	Director	September 17, 2025
Peter B. Hopper

*	Director	September 17, 2025
Frank B. Holding, Jr.

*	Director	September 17, 2025
Thomas J. Segrave, Sr.

* Thomas James Segrave, Jr., by signing his name hereto, does hereby sign this document on behalf of each of the above-named directors of the registrant pursuant to powers of attorney duly executed by such persons.